Exhibit 99.1

COMSTOCK

Comstock Reports Second Quarter 2025 Results

Significant revenue growth continues; Delivery of Phase II of Reston Station to begin in Q3 2025

- **Revenue increased 21% to $13.0 million; YTD increase of 20% to $25.6 million**
    - **42% increase in recurring, fee-based revenue from property management operating subsidiaries, including 124% increase in third-party revenue from ParkX**
    - **YTD total recurring, fee-based revenue up 19% vs. prior year**
- **Net income increased 53% to $1.4 million; YTD increase of 64% to $3.1 million**
- **Adjusted EBITDA increased 39% to $2.2 million; YTD increase of 38% to $4.3 million**
- **13 additional AUM vs. prior year; includes 7 new third-party ParkX contracts added in Q2**
    - **Growing return-to-office mandates driving interest in our premium mixed-use, transit-oriented assets**
- **Delivery of Phase II of Reston Station, *The Row at Reston Station,* set to begin in Q3**

RESTON, Va. — August 7, 2025 — Comstock Holding Companies, Inc. (Nasdaq: CHCI) ("Comstock" or the "Company"), a leading asset manager, developer, and operator of mixed-use and transit-oriented properties in the Washington, D.C. region, announced its financial results for the second quarter ended June 30, 2025.

"I am pleased to report that we continue to deliver on the growth objectives that have been the central theme of our strategic plan, best evidenced by achieving double-digit growth across each one of our key financial metrics in Q2," said Christopher Clemente, Comstock's Chairman and Chief Executive Officer. "The strength of our business model is characterized by the upward trajectory of our top and bottom lines and underpinned by its low-risk, high reward philosophy. With zero debt and a pristine balance sheet, we were able to generate over $2 million of operating cash in Q2 alone. This success was directly fueled by the growing fee-based revenue streams that we earn from our long-term asset and property management agreements, providing us with a stable foundation for growth and clear visibility into our future earnings potential."

Mr. Clemente continued, "The high quality assets we manage continue to be amongst the most sought-after in the D.C. region, supported by our hard-working team of professionals that show up every day and are frequently recognized as best-in-class. The second half will see the official delivery of *The Row at Reston Station* - a remarkable project that is a significant development milestone for Comstock and will make what is already one of Virginia's premier destinations even better."

Key Performance Metrics

($ in thousands, except per share and portfolio data)	Q2 2025	Q2 2024	YTD 2025	YTD 2024
Revenue	$ 12,972	$ 10,753	$ 25,611	$ 21,391
Net income	$ 1,446	$ 946	$ 3,035	$ 1,856
Adjusted EBITDA	2,222	1,601	4,272	3,087
Net income per share — diluted	$ 0.14	$ 0.09	$ 0.29	$ 0.18
Managed Portfolio - # of assets	82	69	82	69

Please see the included financial tables for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure.

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Additional Information • Stabilized Commercial managed portfolio leased percentage of 93%; 7 commercial leases executed in Q2, representing 33,000 sqft. of office and retail spaces; 118,000 sqft. leased YTD. • Residential managed portfolio leased percentage of 97%; average in-place rents up 3% vs. prior year; 296 units leased YTD. • ParkX subsidiary revenue increased 55% vs. prior year; announced expansion of service offerings to include porter and janitorial services, which is anticipated to drive additional growth in 2025 and beyond. • The Row at Reston Station, the 2nd of five development phases for Reston Station, was recently recognized by Washington Business Journal as the largest privately-funded development in the Washington, D.C. region. The development includes: ◦ JW Marriott luxury hotel and condominium tower ▪ Condominium pre-sales have generated approximately $78 million to-date and are scheduled to begin delivery in September 2025. ▪ Hotel includes Virginia’s largest luxury conference and event space that is already in high demand - approximately $1.7 million in event pre-sale contracts secured, events commencing in September 2025. ◦ BLVD Haley luxury residential tower that is scheduled to begin delivery in early Q425 and be fully delivered (420 units) by Q126 ◦ 2 Trophy-class office buildings ▪ Currently represent the only new Trophy office space in Northern Virginia and are in high- demand ▪ Advanced negotiations with major tenants underway to secure leases for significant square footage. ◦ Premium retail offerings set to open in H2-2025 and early 2026, including: ▪ Tous les Jour - Q325 ▪ Noku Sushi - Q425 ▪ Ebbitt House - Q126 ◦ 2 ParkX-managed parking garages with a total of 2,600+ spaces that will serve all residents and visitors. Cautionary Statement Regarding Forward-Looking Statements This release may include "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by use of words such as "anticipate," "believe," "estimate," "may," "intend," "expect," "will," "should," "seeks" or other similar expressions. Forward-looking statements are based largely on our expectations and involve inherent risks and uncertainties, many of which are beyond our control. You should not place any undue reliance on any forward-looking statement, which speaks only as of the date made. Any number of important factors could cause actual results to differ materially from those projected or suggested by the forward-looking statements. Comstock specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments, or otherwise. 2

About Comstock Founded in 1985, Comstock is a leading asset manager, developer, and operator of mixed-use and transit- oriented properties in the Washington, D.C. region. With a managed portfolio that includes approximately 10 million square feet of stabilized, under construction, and planned assets that are strategically located at key Metro stations, Comstock is at the forefront of the urban transformation taking place in one of the nation’s best real estate markets. Comstock’s developments include some of the largest and most prominent mixed-use and transit-oriented projects in the mid-Atlantic region, as well as multiple large-scale public-private partnership developments. For more information, please visit Comstock.com. Investor Contact Media Contact investorrelations@comstock.com publicrelations@comstock.com 3

June 30, December 31, 2025 2024 Assets Current assets: Cash and cash equivalents $ 30,483 $ 28,761 Accounts receivable, net 694 282 Accounts receivable - related parties 5,968 7,254 Prepaid expenses and other current assets 919 430 Total current assets 38,064 36,727 Fixed assets, net 618 574 Intangible assets 144 144 Leasehold improvements, net 45 60 Investments in real estate ventures 6,266 6,228 Operating lease assets 5,464 5,916 Deferred income taxes, net 13,758 14,720 Deferred compensation plan assets 833 438 Other assets 48 60 Total assets $ 65,240 $ 64,867 Liabilities and Stockholders' Equity Current liabilities: Accrued personnel costs $ 2,237 $ 4,952 Accounts payable and accrued liabilities 889 781 Current operating lease liabilities 957 922 Total current liabilities 4,083 6,655 Deferred compensation plan liabilities 845 492 Operating lease liabilities 4,861 5,351 Total liabilities 9,789 12,498 Stockholders' equity: Class A common stock 98 97 Class B common stock 2 2 Additional paid-in capital 202,748 202,702 Treasury stock (2,662) (2,662) Accumulated deficit (144,735) (147,770) Total stockholders' equity 55,451 52,369 Total liabilities and stockholders' equity $ 65,240 $ 64,867 COMSTOCK HOLDING COMPANIES, INC. Consolidated Balance Sheets (Unaudited; In thousands) 4

Three Months Ended June 30, Six Months Ended June 30, 2025 2024 2025 2024 Revenue $ 12,972 $ 10,753 $ 25,611 $ 21,391 Operating costs and expenses: Cost of revenue 10,502 8,907 20,789 17,792 Selling, general, and administrative 609 546 1,144 1,081 Depreciation and amortization 78 73 158 141 Total operating costs and expenses 11,189 9,526 22,091 19,014 Income (loss) from operations 1,783 1,227 3,520 2,377 Other income (expense): Interest income 220 166 404 307 Gain (loss) on real estate ventures 9 (101) 18 (294) Other income (expense), net 73 11 55 33 Income (loss) from operations before income tax 2,085 1,303 3,997 2,423 Provision for (benefit from) income tax 639 357 962 567 Net income (loss) $ 1,446 $ 946 $ 3,035 $ 1,856 Weighted-average common stock outstanding: Basic 10,069 9,830 10,051 9,812 Diluted 10,436 10,300 10,404 10,243 Net income (loss) per share: Basic $ 0.14 $ 0.10 $ 0.30 $ 0.19 Diluted $ 0.14 $ 0.09 $ 0.29 $ 0.18 COMSTOCK HOLDING COMPANIES, INC. Consolidated Statements of Operations (Unaudited; In thousands, except per share data) 5

Adjusted EBITDA The following table presents a reconciliation of net income (loss) from continuing operations, the most directly comparable financial measure as measured in accordance with GAAP, to Adjusted EBITDA: Three Months Ended June 30, Six Months Ended June 30, 2025 2024 2025 2024 Net income (loss) $ 1,446 $ 946 $ 3,035 $ 1,856 Interest income (220) (166) (404) (307) Income taxes 639 357 962 567 Depreciation and amortization 78 73 158 141 Stock-based compensation 288 290 539 536 (Gain) loss on real estate ventures (9) 101 (18) 294 Adjusted EBITDA $ 2,222 $ 1,601 $ 4,272 $ 3,087 The increase in Adjusted EBITDA for the three months ended June 30, 2025 is primarily driven by significant increases in recurring fee-based property and parking management revenue and supplemental asset management fee revenue. We define Adjusted EBITDA as net income (loss) from continuing operations, excluding the impact of interest expense (net of interest income), income taxes, depreciation and amortization, stock-based compensation, and gain or loss on equity method investments in real estate ventures. We use Adjusted EBITDA to evaluate financial performance, analyze the underlying trends in our business and establish operational goals and forecasts that are used when allocating resources. We expect to compute Adjusted EBITDA consistently using the same methods each period. We believe Adjusted EBITDA is a useful measure because it permits investors to better understand changes over comparative periods by providing financial results that are unaffected by certain non-cash items that are not considered by management to be indicative of our operational performance. While we believe that Adjusted EBITDA is useful to investors when evaluating our business, it is not prepared and presented in accordance with GAAP, and therefore should be considered supplemental in nature. Adjusted EBITDA should not be considered in isolation, or as a substitute, for other financial performance measures presented in accordance with GAAP. Adjusted EBITDA may differ from similarly titled measures presented by other companies. COMSTOCK HOLDING COMPANIES, INC. Non-GAAP Financial Measures (Unaudited; In thousands) 6